EXHIBIT 99.1

SiGA [LOGO]

Contact:                                                       Investor Contact:
Thomas N. Konatich                                                   Dianne Will
SIGA Technologies, Inc.                               Willstar Consultants, Inc.
CFO & Acting CEO                                                  (518) 398-6222
(212) 672-9100                                                dwill@willstar.net

                           SIGA Technologies Announces
                    MacAndrews & Forbes and TransTech Pharma
                       Commit to Invest $9,000,000 in SIGA
                     Pursuant to Previously Announced Option

NEW YORK, October 8, 2003 -- SIGA Technologies, Inc. (NASDAQ: SIGA and
FRANKFURT: SGW 919 473), a biopharmaceuticals company developing products for the prevention and treatment of serious infectious diseases, including products for use against biological warfare agents such as smallpox, announced today that MacAndrews & Forbes Holdings Inc., a corporation wholly-owned by Ronald O. Perelman, and TransTech Pharma, Inc., a privately held drug discovery company, have committed to invest $9,000,000 in SIGA pursuant to the terms of an option granted in August 2003.

As previously announced, on August 13, 2003, MacAndrews & Forbes invested $1,000,000 in SIGA in exchange for 694,444 shares of SIGA common stock at a price of $1.44 per share and warrants to purchase an additional 347,222 shares of SIGA common stock at an exercise price of $2.00 per share. At that time, MacAndrews & Forbes was also granted an option, exercisable through October 13, 2003, to make additional investments in SIGA of up to $9,000,000 in exchange for up to an additional 6,250,000 shares of SIGA common stock and warrants to purchase up to an additional 3,125,000 shares of SIGA common stock on the same terms. MacAndrews & Forbes, immediately prior to the exercise of the option, assigned the right to invest up to $5,000,000 to its affiliate, TransTech Pharma. SIGA and TransTech Pharma are parties to a drug discovery collaboration agreement.

"We are very pleased with this investment in SIGA from MacAndrews & Forbes and TransTech. Our ongoing collaboration with TransTech has made excellent progress in developing anti-infective small molecule drug candidates directed against our in-house targets. TransTech's investment in SIGA will bring our two companies closer together, and better enable us to meet our common goals," said Thomas N. Konatich, Acting Chief Executive Officer and Chief Financial Officer of SIGA.

Dr. Adnan Mjalli, President and Chief Executive Officer of TransTech Pharma said, " We at TransTech highly value SIGA's proprietary anti-infective technology platform. This investment


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will provide resources to enable SIGA to move forward aggressively with the development of the drug candidates resulting from our research collaboration, as well as its own programs."

In accordance with the rules of the Nasdaq SmallCap Market, a portion of this investment will require the approval of SIGA's stockholders. MacAndrews & Forbes will immediately invest $2,159,405 in SIGA in exchange for 1,499,587 shares of SIGA common stock at a price of $1.44 per share and warrants to purchase up to an additional 749,794 shares of SIGA common stock at an exercise price of $2.00 per share. Following stockholder approval, MacAndrews & Forbes will invest $1,840,595 in SIGA in exchange for 1,278,191 shares of SIGA common stock and warrants to purchase up to an additional 639,095 shares of SIGA common stock on the same terms; and TransTech Pharma will invest $5,000,000 in SIGA in exchange for 3,472,222 shares of SIGA common stock and warrants to purchase up to an additional 1,736,111 shares of SIGA common stock on the same terms.

SIGA anticipates using funds from these investments for research and development, the pursuit of growth opportunities and general corporate purposes. That portion of the investment which requires stockholder approval is expected to close by January 31, 2004; however, no assurances can be given as to the timing of stockholder approval or that stockholder approval will be obtained.

In accordance with the August 13, 2003 purchase agreement pursuant to which the option was granted and the assignment agreement between MacAndrews & Forbes and TransTech Pharma, SIGA agreed to use its reasonable best efforts to appoint to its board of directors one individual designated by MacAndrews & Forbes and one individual designated by TransTech Pharma at such time as MacAndrews & Forbes and TransTech Pharma shall have invested an aggregate of at least $5,000,000 in SIGA.

The members of SIGA's board of directors who are not affiliated with MacAndrews & Forbes separately considered and approved the purchase agreement and the transactions contemplated thereby.

About SIGA Technologies, Inc.

SIGA Technologies is applying bacterial genomics in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential of becoming a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria and emerging pathogens. SIGA's vaccine and drug platforms are based on its pioneering research into the structure, function and processing of bacterial surface proteins. SIGA is leveraging these platforms through multiple strategic partners, including Wyeth-Ayerst Laboratories (the pharmaceutical division of American Home Products) and the National Institutes of Health. For more information about SIGA, please visit SIGA's Web site at www.siga.com.

About TransTech Pharma, Inc.

TransTech Pharma is a privately held drug discovery and development company employing approximately 70 people. TransTech Pharma's high-throughput drug discovery platform, TTP


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Translational Technology(R), translates the wealth of information from genomics and proteomics into novel and effective small molecules as therapeutics. In addition to its collaboration with SIGA, TransTech Pharma has multi-year, multi-target drug discovery collaborations with Novo Nordisk A/S and Cephalon, Inc., both of which have an equity position in TransTech Pharma. In addition,TransTech Pharma is committed to the continued development of its own pre-clinical and clinical pipeline of small molecule drug candidates. For more information about TransTech Pharma, please visit TransTech Pharma's Web site at www.ttpharma.com.

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the efficacy and intended use of SIGA's technologies under development and the likelihood that the proposed investment will be completed. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors which may cause such differences include the risks: that potential products that appeared promising to SIGA or its collaborators in early research or clinical trials do not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials and that SIGA or its collaborators will not obtain appropriate or necessary government approvals to market products tested in such trials; and that the completion of due diligence, the timely receipt of necessary approvals including shareholder approval and the satisfaction of all closing conditions may not be accomplished.

Investors and security holders are urged to read the proxy statement that will be sent to SIGA shareholders regarding the proposed issuance of securities, when such proxy statement becomes available, because such proxy statement will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by SIGA. Investors and security holders may obtain a free copy of the proxy statement, when such proxy statement is available, and any other documents filed by SIGA with the Commission at the Commission's Web site at www.sec.gov. Such proxy statement and these other documents may also be obtained, when available, free of charge from SIGA. SIGA's shareholders should read such proxy statement carefully before making a decision concerning the proposed issuance of securities.

SIGA and its respective directors, executive officers and certain other of its respective employees may be soliciting proxies from its shareholders in favor of the approval of the proposed issuance of securities. Information regarding the directors and executive officers who may, under rules promulgated by the Commission, be deemed to be participants in the solicitation of SIGA shareholders in connection with the proposed issuance of securities is set forth in SIGA's proxy statement for its 2002 annual meeting, and additional information will be set forth in the definitive proxy statement referred to above when it is filed with the Commission.

More detailed information about SIGA and the factors discussed above is set forth in SIGA's filings with the Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended, and in other documents that SIGA has filed with the Commission. Investors and security holders are urged to read those documents free of charge at the Commission's Web site at www.sec.gov. Those documents may also be obtained free of charge from SIGA. SIGA does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.